Exhibit 5.1

October 14, 2026

Board of Directors
P3 Health Partners Inc.
2370 Corporate Circle Suite 300
Henderson, Nevada 89074

Ladies and Gentlemen:

We have acted as counsel to P3 Health Partners Inc. (the “Company”), a Delaware corporation, in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, including the prospectus included therein (the “Prospectus”). The Registration Statement relates to the resale by the selling stockholders named therein of up to 15,636,134 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issued or issuable upon the exercise of warrants (the “Warrants”) issued to the selling stockholders.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the valid issuance of the Registered Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.    an executed copy of the Registration Statement and the related prospectus;

B. the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect;

C.     the Amended and Restated Bylaws of the Company, as currently in effect;

D. a certificate of good standing covering the Company, issued by the Secretary of State of the State of Delaware as of a recent date; and

E.    such resolutions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; (g) the due authorization, execution and delivery of all documents by parties other than the Company; and (h) that all documents reviewed by us remain in full force and effect and have not been amended, modified or supplemented except as reflected in the documents reviewed by us.

October 14, 2026

For purposes of the opinion expressed below, we have assumed that, at the time of each issuance of any Registered Shares, (a) the Company will continue to be validly existing and in good standing under the laws of the State of Delaware; (b) the Company will have a sufficient number of authorized and unissued shares of Class A Common Stock available for issuance; (c) the Warrants will have been duly exercised in accordance with their terms and the Company will have received the consideration payable upon such exercise, if any, in an amount at least equal to the par value of the Registered Shares issued upon such exercise; (d) any certificates representing the Registered Shares will have been duly executed, countersigned and registered, or valid book-entry notations for uncertificated shares will have been made in the share register of the Company; and (e) the offer and sale of the Registered Shares will comply with the Registration Statement, the Prospectus and all applicable federal and state securities or blue sky laws.
We are opining herein as to the Delaware General Corporation Law, as amended, and we express no opinion with respect to the laws of any other jurisdiction, as to any matters of municipal law or the laws of any local agency, or as to compliance with any federal or state securities law, rule or regulation.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Registered Shares have been duly authorized and, to the extent the Registered Shares have been issued upon exercise of the Warrants, such Registered Shares have been validly issued, fully paid and nonassessable, and, to the extent the Registered Shares have not yet been issued, when issued upon exercise of the Warrants in accordance with the terms of the Warrants and the Registration Statement and upon receipt by the Company of the consideration payable therefor, if any, in an amount at least equal to the par value thereof, such Registered Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Holland & Hart LLP

HOLLAND & HART LLP